Exhibit 10.3
                     AGREEMENT TO PAY-OFF THE DEBENTURES

THIS AGREEMENT TO PAY-OFF THE DEBENTURES (this "Agreement") is effective as of July 1, 2005, by and between RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and BRAMWELL CAPITAL CORP. ("Bramwell") and ALEXANDRA GLOBAL MASTER FUND, LTD. ("Alexandra," and each of Alexandra and Bramwell are hereinafter individually referred to as a "Purchaser" and collectively referred to as the "Purchasers"), and.

                                 WITNESSETH

WHEREAS, the Purchasers (or their predecessors in interest) and the Company entered into a Securities Purchase Agreement dated as of March 14, 2002 (as amended, the "Securities Purchase Agreement"), pursuant to which the Company issued to each Purchaser a 5% Secured Convertible Debenture (each, a "Debenture" and collectively, the "Debentures"); and

WHEREAS, the Company wishes to pay-off all of the amounts due and to become due to the Purchasers under the Debentures and the Purchasers wish to accept such pay-off, on the terms set forth herein, in satisfaction of all obligations under the Debentures, the Securities Purchase Agreement and the Transaction Documents (as defined in the Securities Purchase Agreement), except as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

2. Pay-off of Debenture. The Company agrees to pay, and each Purchaser agrees to accept, the amount set out in Section 3 hereunder, as full pay-off of such Purchaser's entitlement to any amounts due or owed under such Purchaser's Debenture.

3. Amounts to be Paid. The amount required to be paid to each Purchaser as full pay-off of all amounts due and to become due under such Purchaser's Debenture is as follows: US$1,821,619.86 to Bramwell and US$1,413,794.52 to Alexandra (each a "Payoff Amount"), or US$3,235,414.38 for both Purchasers in the aggregate, which represents the total outstanding principal amount of the Debentures, and a premium of US$146,619.86 to Bramwell and a premium of US$113,794.52 to Alexandra. Each Purchaser shall be paid its respective Payoff Amount upon the effective date of this Agreement by wire transfer of funds to the U.S. bank account designated by such Purchaser prior to the date of this Agreement.

4. Acknowledgement of Early Repayment. Each Purchaser acknowledges and agrees that it has independently determined its respective Payoff Amount is reasonable consideration for early prepayment of its Debenture.

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5.  Satisfaction of Rights under the Transaction Documents.  Each Purchaser acknowledges that payment of its respective Payoff Amount to such Purchaser provided for in Section 3 hereunder shall be in full satisfaction of such Purchaser's rights under the Debenture and the Transaction Documents to which it is a party, except for (a) the Warrant, (b) to the extent provided in the Warrant, the applicable defined terms in Section 1.2 of the Securities Purchase Agreement, (c) with respect to any modifications, changes or amendments to the Infineon Warrant, Section 7.12 of the Securities Purchase Agreement, (d) the definition of "Market Price" in each applicable Debenture, and (e) the Registration Rights Agreement, provided that the definition of "Registrable Securities" contained therein shall not include Conversion Shares or any shares of capital stock issued in respect of Conversion Shares.

6. Waiver. Each Purchaser hereby waives any and all of its rights to object to a prepayment of its Debenture or the other Purchaser's Debenture which prepayment is not in accordance with the original terms of such Purchaser's Debenture and the Transaction Documents to which it is a party.

7. Termination of Transaction Documents. Each Purchaser further acknowledges and confirms that, upon its receipt of its respective Payoff Amount, (a) all amounts due and payable by the Company to such Purchaser under such Purchaser's Debenture and the Transaction Documents to which it is a party have been paid and satisfied in full as of the date of this Agreement; (b) all obligations of the Company under the Debenture and the Transaction Documents to which it is a party shall be deemed fulfilled; and
(c) its Debenture and the Transaction Documents to which it is a party shall be deemed terminated and of no further force or effect, except for (AA) the Warrant, (BB) to the extent provided in the Warrant, the applicable defined terms in Section 1.2 of the Securities Purchase Agreement, (CC) with respect to any modifications, changes or amendments to the Infineon Warrant, Section
7.12 of the Securities Purchase Agreement, (DD) the definition of "Market Price" in each applicable Debenture, and (EE) the Registration Rights Agreement, provided that the definition of "Registrable Securities" contained therein shall not include Conversion Shares or any shares of capital stock issued in respect of Conversion Shares.

8. Release of Liens. Each Purchaser, upon its receipt of its respective Payoff Amount shall immediately discharge its lien on, charge over and security interest in any assets of the Company, including without limitation, at the Company's sole cost and expense, taking all action necessary on the part of such Purchaser to release the lien on the real property and other assets of the Company granted pursuant to that certain Deed of Trust and Security Agreement dated as of March 28, 2002 and recorded on April 1, 2002 as Reception Number 202050944 in the real property records of El Paso County, Colorado by and among the Company and the parties thereto (the "Deed of Trust") and any financing statements or fixture filings related thereto.
Each Purchaser further agrees, at the Company's sole cost and expense, to execute and/or deliver to the Company and any other applicable parties, including without limitation, any title insurance company designated by the Company, not later than the date of this Agreement, all documents, instruments and fees necessary to effectuate a release of such lien, charge

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or security interest, including without limitation, (a) a written request to the Public Trustee of El Paso County, Colorado to release the Deed of Trust, duly executed and acknowledged as required by Colorado Revised Statute Section 38-39-102; (b) production of the original cancelled evidence of debt as evidence that the indebtedness secured by the Deed of Trust has been paid;
and (c) the statutory fees of the public trustee and the fee for recording the release.

9.  Mutual Release.

     (a) The Company, for and on behalf of itself and its agents, representatives, successors and assigns, hereby fully and completely releases and forever discharges each Purchaser, and both of them, from and against, and on account of, any and all claims, demands, actions, causes of action, liabilities, obligations, debts, damages, costs, expenses, attorney's fees and payments of any and every kind and nature whatsoever, whether express or implied, known or unknown, matured or contingent, suspected or unsuspected which the Company has, has had or may hereafter have against the Purchasers, of any of them, arising out of or relating to any matter or thing whatsoever, including without limitation the Debentures and the Transaction Documents, the transactions contemplated therein, the execution thereof or the conduct of the parties relating thereto, excepting only (AA) the Warrant held by such Purchaser (BB) to the extent provided in the Warrant, the applicable defined terms in Section 1.2 of the Securities Purchase Agreement, (CC) with respect to any modifications, changes or amendments to the Infineon Warrant, Section 7.12 of the Securities Purchase Agreement, (DD) the definition of "Market Price" in each applicable Debenture, and (EE) the Registration Rights Agreement, provided that the definition of "Registrable Securities" contained therein shall not include Conversion Shares or any shares of capital stock issued in respect of Conversion Shares.

     (b) Each Purchaser, for and on behalf of itself and its agents, representatives, successors and assigns, hereby fully and completely releases and forever discharges the Company, and any and all of them, from and against, and on account of, any and all claims, demands, actions, causes of action, liabilities, obligations, debts, damages, costs, expenses, attorney's fees and payments of any and every kind and nature whatsoever, whether express or implied, known or unknown, matured or contingent, suspected or unsuspected which such Purchaser has, has had or may hereafter have against the Company, arising out of or relating to any matter or thing whatsoever, including without limitation the Debentures and the Transaction Documents, the transactions contemplated therein, the execution thereof or the conduct of the parties relating thereto, excepting only (AA) the Warrant held by such Purchaser (BB) to the extent provided in the Warrant, the applicable defined terms in Section 1.2 of the Securities
          Purchase Agreement, (CC) with respect to any modifications, changes or amendments to the Infineon Warrant, Section 7.12 of the Securities Purchase Agreement, (DD) the definition of "Market

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          Price" in each applicable Debenture, and (EE) the Registration
          Rights Agreement, provided that the definition of "Registrable Securities" contained therein shall not include Conversion Shares or any shares of capital stock issued in respect of Conversion Shares.

10.  Miscellaneous.

     (a) No Transfer of Interest. Each Purchaser represents and warrants to the Company that (a) it has not transferred to a third party any interest in the Warrant or the Debenture issued to it under the Securities Purchase Agreement, and (b) it has not assigned its rights under the Deed of Trust or its security interest created pursuant thereto, and it has not created, incurred, assumed or permitted to exist any lien or encumbrance on its rights or security interest created pursuant to the Deed of Trust.

     (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, provided that, Section 8 and any matters relating to the Deed of Trust or the real property security described therein will be governed by, and construed in accordance with, the laws of the State of Colorado.

     (c) Counterparts. This Agreement, and any and all consents hereto, may be signed in any number of counterparts. Any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BRAMWELL CAPITAL CORP.

/s/ Gil Aboodi
-----------------------
By:  Gil Aboodi
Name:  Gil Aboodi
Title:  Agent & Authorized Signatory

ALEXANDRA GLOBAL MASTER FUND, LTD.

By:  ALEXANDRA INVESTMENT MANAGEMENT, LLC, its Investment Advisor

/s/  Gena Lovett
------------------------
By: Gena Lovett
Name:  Gena Lovett
Title:  COO

RAMTRON INTERNATIONAL CORPORATION

/s/  Eric A. Balzer
-----------------------
By:  Eric A. Balzer
Name:  Eric A. Balzer
Title:  CFO
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